Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-193001, 333-263991, and 333-267382 on Form S-8 of our report dated June 22, 2023, relating to the consolidated financial statements of Smith & Wesson Brands, Inc. and the effectiveness of Smith & Wesson Brands, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended April 30, 2023.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

June22, 2023